Exhibit 10.3

AMENDMENT NUMBER FOUR

TO THE

HEALTH NET, INC. 401(k) SAVINGS PLAN

(as amended and restated effective January 1, 2001)

WHEREAS, Health Net, Inc. (the “Company”) heretofore has adopted and maintains a defined contribution plan designated the Health Net, Inc. 401(k) Savings Plan (the “Plan”) on behalf of eligible employees;

WHEREAS, the Company desires to amend the Plan to reflect changes required by the Internal Revenue Service pursuant to the Plan’s determination letter request;

WHEREAS, the Company desires to amend the Plan to reflect changes required by the Department of Treasury Regulations regarding required minimum distributions under section 4019(a)(9) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, pursuant to section 15.1 of the Plan, the Plan can be amended by the Board of Directors of the Company.

NOW THEREFORE, the Plan is amended as follows:

1. Section (15) of Article 2 of the Plan is hereby amended, effective January 1, 2001, by adding the following paragraph to the end thereof.

An Employee who is scheduled to work less than 20 Hours of Service per week shall become an Eligible Employee on the first Entry Date coinciding with or next following either (i) the end of the 12-consecutive month period beginning on the Employee’s employment commencement date if such Employee performs at least 1,000 Hours of Service in such 12-consecutive month period or (ii) the first Plan Year beginning in such 12-consecutive month period or any Plan Year beginning thereafter in which such Employee performs at least 1,000 Hours of Service.

2. Section (16) of Article 2 of the Plan is hereby amended, effective January 1, 2001, by amending part (ii) of such section to read as follows:

an agreement between an Employer and a leasing organization that is not an Employer or Affiliate on a substantially full-time basis for a period of at least one year under the “primary direction or control” (within the meaning of section 414(n)(2)(C) of the Code) of the Employer or

3. Section 4.5(c)(4) of the Plan is hereby amended, effective January 1, 2001, to read as follows:

The term “compensation” shall have the meaning set forth in section 414(s)(1) of the Code.

4. Section 8.5(c)(3) of the Plan is hereby amended, effective January 1, 2003, by deleting the first sentence thereof in its entirety and substituting the following:

distributions commencing after the Participant’s death shall be completed within five years after the death of the Participant, except that (i) if the Participant’s Beneficiary is the Participant’s spouse, distribution may be deferred until the last day of the Plan Year in which the Participant would have attained age 70½ had he or she survived and (ii) if the Participant’s Beneficiary is a natural person other than the Participant’s spouse and distributions commence not later than one year after the Participant’s death, such distributions may be made over a period not longer than the longer of (1) the life expectancy of such Beneficiary and (2) the life expectancy of the Participant.

5. Section 8.5(c)(4) of the Plan is hereby amended, effective January 1, 2001, by adding the following sentence immediately before the sentence that reads “[d]istributions made under this paragraph shall be made in the form of installment payments in the minimum amount required by section 401(a)(9) of the Code over a period equal to the life of Participant, or if applicable, the joint lives of such Participant and the Participant’s Beneficiary.”

Notwithstanding the foregoing, a Participant who attained age 70½ on or before December 31, 1999, shall be entitled to receive a distribution of his or her benefit upon or after attaining age 70½, regardless of whether such Participant continues in employment with the Company.

6. Section 8.5(c)(4) of the Plan is hereby amended, effective January 1, 2003, by deleting the last sentence thereof in its entirety.

7. Section 8.5(c) is hereby amended, effective January 1, 2001, by adding the following paragraph to the end thereof:

This section and the distributions made hereunder shall be administered in accordance with section 401(a)(9) of the Code and the regulations promulgated thereunder, notwithstanding anything in the Plan to the contrary.

IN WITNESS WHEREOF, Health Net, Inc. has caused this instrument to be signed all on this 19th day of August, 2004.

Health Net, Inc.

By:	/s/ Karin Mayhew
Name:	Karin Mayhew
Its:	Senior Vice President, Organization Effectiveness